UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Starlink AI Acquisition Corporation
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

605W W 42nd Street, New York, NY 10036

(Address of principal executive offices, zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which to be registered
Units, each consisting of one ordinary share, par value US$0.0001 per share, and one right to receive one-fourth (1/4) of one ordinary share	The New York Stock Exchange

Ordinary shares, par value US$0.0001 per share	The New York Stock Exchange

Rights, each entitling the holder to receive one-fourth (1/4) of one ordinary share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-292878

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are (i) units, each consisting of one ordinary share and one right; (ii) ordinary shares, par value US$0.0001 per share, and (iii) rights, each entitling the holder to receive one-fourth (1/4) of one ordinary share, of Starlink AI Acquisition Corporation (the “Company”). The description of the units, ordinary shares and rights contained in the section entitled “Description of Securities” in the prospectus included in the Company’s registration statement on Form S-1 (File No. 333-292878), initially filed with the U.S. Securities and Exchange Commission on January 22, 2026, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on The New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 7, 2026	Starlink AI Acquisition Corporation

	By:	/s/ Gus Liu
Gus Liu
Chief Executive Officer